UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. 1 )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials under 240.14a-12

CARDLYTICS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note
We are filing the accompanying revised Definitive Proxy Statement on Schedule 14A for the sole purpose of including certain Inline eXtensible Business Reporting Language data tagging, which was inadvertently omitted from the original Definitive Proxy Statement.
Insider Trading Policy and Short-Selling, Hedging, and Pledging
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities and those of public companies in which we have a business relationship by our directors, executive officers, employees and consultants, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Additionally, it is our company’s intent to comply with insider trading laws, rules and regulations. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K.
Under our Insider Trading Policy, our employees (including officers) and the non-employee members of our Board of Directors are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, holding our securities in margin accounts, pledging our securities or other inherently speculative transactions with respect to our stock at any time.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not grant stock options, stock appreciation rights, or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.
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